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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated August 1, 1997 and July 2, 1996, relating to the financial statements of Bright Horizons Holdings, Inc. and GreenTree Child Care Services, Inc., respectively, which appear in such Prospectus. We also consent to the application of our report dated August 1, 1997 to the Financial Statement Schedule for the three years ended June 30, 1997 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in our report dated August 1, 1997 also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial and Operating Data."

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Boston, Massachusetts

September 15, 1997